UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 11, 2025

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Underwritten Equity Offering

On June 11, 2025 Perpetua Resources Corp. (the “Company”) issued a press release announcing that it had entered into an agreement with National Bank of Canada Financial Markets and BMO Capital Markets, on behalf of themselves and a syndicate of underwriters (the “Underwriters”) under which the Underwriters have agreed to purchase, on a bought deal basis, 22,728,000 common shares, no par value, of the Company (the “Common Shares”) at a price of US$13.20 per Common Share (the “Offering Price”) for aggregate gross proceeds of approximately US$300 million (the “Offering”). National Bank of Canada Financial Markets and BMO Capital Markets are acting as joint lead bookrunning managers for the Offering. Perpetua Resources has also granted the Underwriters an option (the “Option”) to purchase up to an additional 3,409,200 Common Shares representing up to 15% of the number of Common Shares to be sold pursuant to the Offering. The Underwriters have 30 days from the closing of the Offering to exercise the Option. In connection with the Offering, an underwriting agreement will be entered into by and among the Company, National Bank of Canada Financial Markets and BMO Capital Markets as representatives of the several Underwriters (the “Underwriting Agreement”). In the event that the Option is exercised in full, the aggregate gross proceeds of the Offering will be approximately US$345 million. The Offering is expected to close on or about June 16, 2025. Closing of the Offering will be subject to a number of customary conditions to be included in the Underwriting Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

The offer and sale of the Common Shares in the Offering was registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-266071), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 8, 2022 and declared effective by the SEC on November 2, 2022, as supplemented by a preliminary prospectus supplement dated June 11, 2025 (the “preliminary prospectus supplement”) filed by the Company with the SEC pursuant to Rule 424(b) under the Act, with a final prospectus supplement to be filed with the SEC prior to the closing of the Offering.

Neither the disclosures on this Current Report on Form 8-K nor the exhibits hereto shall constitute an offer to sell or the solicitation of an offer to buy the securities described herein and therein, nor shall there be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Concurrent Private Placement

Pursuant to the Investor Rights Agreement dated March 17, 2016, as amended and restated on March 17, 2020 (the “IRA”), between our largest shareholder, Paulson & Co. Inc. (“Paulson”), Idaho Gold Resources Company, LLC (a wholly-owned subsidiary of the Company) and the Company, Paulson has the right to participate pro rata in any equity offering by the Company. Paulson has partially exercised its participation right and agreed to purchase US$100 million of common shares in a concurrent private placement at the Offering Price (the “Concurrent Private Placement”). The Concurrent Private Placement is expected to close at the same time as the Offering. The sale of such shares will be made in reliance on an exemption from the registration requirements of the Act. The consummation of the Concurrent Private Placement is subject to customary closing conditions, including the completion of the Offering, but the Offering is not contingent upon the consummation of the Concurrent Private Placement.

Recent Developments

In September 2024, the Company announced that it had engaged financial advisors to assist with the evaluation of potential strategic and financing opportunities and to support the Company’s application process in connection with the letter of intent (“LOI”) received from EXIM in April 2024. Through this rigorous evaluation process, the Company continued to build support with existing investors and other stakeholders and has developed a strategy that it believes will capitalize on the Company’s and the Project’s (as defined below) unique position and the momentum it has built over decades of permitting and engagement.

EXIM Debt Financing

On May 23, 2025, the Company announced that it had submitted its formal application to EXIM for potential debt financing of up to $2.0 billion. As previously disclosed, EXIM extended a non-binding LOI to the Company in April 2024 for potential debt financing of up to $1.8 billion through EXIM’s Make More in America (“MMIA”) initiative and China and Transformational Exports Program (“CTEP”). The increase in the application amount to $2 billion reflects the increase in the estimated number of job-years indicated by the Financial Update (as defined in the preliminary prospectus supplement) and basic engineering work completed in the first quarter of 2025. EXIM’s due diligence is ongoing. A funding commitment, if any, is conditional upon successfully completing the due diligence and underwriting process, and, if approved, may not be for the full amount indicated in the LOI or the increased amount requested in the application. If the due diligence process is successful, the Company anticipates closing the debt financing in 2026. The Company is also in discussions with certain other government agencies regarding the possibility of securing additional debt facilities to fund any cost overruns that may be incurred in connection with the development and construction of the Project; however, there is no assurance that such discussions will result in any financing commitments.

Equity Financing

The Company intends to use the net proceeds from the Offering, together with the proceeds of the Concurrent Private Placement and the anticipated EXIM financing, to fund the construction costs for the Stibnite Gold Project in Idaho (the “Stibnite Gold Project” or the “Project”) and related costs. The Company intends to designate the proceeds of the Offering and the Concurrent Private Placement toward equity requirements for the EXIM debt financing, with any additional funds intended to support exploration activities, working capital and general corporate purposes. Together with the EXIM debt financing and royalty financing described below, if successfully completed in the amounts anticipated, the Company believes that the net proceeds from the Offering and the Concurrent Private Placement will provide the Company with sufficient capital to fund the Project construction costs of $2.2 billion, along with additional funds for a cost-over run account, debt service, working capital costs in excess of the Project capital costs and exploration activities. The Company intends to use the funds raised in the Offering to continue to advance detailed engineering and make down payments on long lead items, to fund the equity portion of project development, exploration expenses, and working capital, and for general corporate purposes.

Financial Assurance and Royalty Financing

Prior to commencing construction, the Company is also obligated to secure reclamation bonds or other financial instruments to satisfy financial assurance requirements applicable under applicable federal and state law. The Company is in advanced stages of discussions with potential partners who are able to guarantee the Company’s obligations to surety providers in connection with acquiring either a royalty or a stream. The Company is targeting proceeds between $200 million to $250 million in exchange for either a gold net smelter return (“NSR”) royalty not to exceed 3.9%, or a gold stream, along with a $155 million guarantee and indemnification of the Company’s obligations to surety providers in respect of reclamation bonds or other financial instruments. A royalty, if any, would be expected to provide for buy back of a portion of the royalty if certain conditions are met. The $155 million guarantee and indemnification is anticipated to be sufficient to satisfy the aggregate obligations of the Company to provide construction phase financial assurance to United States Forest Services (“USFS”), US Army Corps of Engineers (“USACE”), IDL and IDWR as required by regulatory authorizations from these agencies, including the USFS Record of Decision for the Project and IDL’s approval of the reclamation plan and permanent closure plan for the Project. Securing the financial assurance in this amount is expected to position the Company to receive the USFS notice to proceed under the approved plan of operation and satisfy the financial assurance conditions of various federal and state permits, allowing the Company commence construction later in 2025. The proposed royalty and financial assurance arrangement is expected to be formalized in summer 2025.

State Permits Well Advanced

As of June 2025, the Company has received major state permits and approvals from the Idaho Department of Water Resources (“IDWR”), the Idaho Department of Environmental Quality (“IDEQ”), and the Idaho Department of Lands (“IDL”), with two principal state permitting programs and one state permit modification currently outstanding. Based on indications from the relevant agencies, the Company expects the remaining state permits required to commence construction to be issued by the relevant agencies in summer 2025.

Risk Factor Update

The following risk factors are provided to update and supplement the risk factors of the Company previously disclosed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Our largest shareholder has significant influence on us and may also affect the market price and liquidity of our securities.

Paulson holds in the aggregate 34.6% of the outstanding shares in Perpetua as of June 8, 2025. After giving effect to the Offering and the Concurrent Private Placement to Paulson, we anticipate that Paulson will continue to hold at least 30% of outstanding shares of Perpetua. Accordingly, Paulson will continue to have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, and the sale of all or substantially all of our assets and other significant corporate actions. The concentration of ownership of the common shares by Paulson may: (i) delay or deter a change of control of the Company; (ii) deprive shareholders of an opportunity to receive a premium for their common shares as part of a sale of the Company; and (iii) affect the market price and liquidity of the common shares. Pursuant to the terms of the Investor Rights Agreement, Paulson has the right to designate two Board members so long as Paulson holds not less than 20% of our common shares and the right to designate one Board member so long as Paulson holds not less than 10% of our common shares. Marcelo Kim and Andrew Cole are Paulson’s nominees to the Board and Marcelo Kim was appointed Chairman of our Board in March of 2020.

As long as Paulson maintains its shareholdings in the Company, Paulson will have significant influence in determining the members of the Board. Without the consent of Paulson, we could be prevented from entering into transactions that are otherwise beneficial to us. The interests of Paulson may differ from or be adverse to the interests of our other shareholders. The effect of these rights and Paulson’s influence may impact the price that investors are willing to pay for our shares. If Paulson or its affiliates sell a substantial number of our common shares in the public market, the market price of the common shares could fall. The perception among the public that these sales will occur could also contribute to a decline in the market price of our common shares.

We do not currently have sufficient funds or committed financing necessary to commence construction of the Project, and we may be unable to raise the necessary funds. Financing that we enter into to fund the Project may subject us to restrictive covenants, significant debt service costs or otherwise affect the value of the Project.

We have commenced pre-construction engineering and other preparations with the goal of commencing construction of the Project in 2025. According to the Financial Update, as of December 31, 2024, the total initial capital cost estimate for the Project was approximately $2,215 million, excluding debt service and other financing costs. In addition, prior to commencing construction, the Company is obligated to secure reclamation bonds or other financial instruments to satisfy financial assurance requirements applicable under applicable federal and state law.

We do not currently have sufficient funds or committed financing to commence construction of the Project and our ability to obtain sufficient funds or committed financing on acceptable terms, or at all, may be impacted by various factors, including, but not limited to, market conditions or commodity pricing; unfavorable interest rates; regulatory uncertainty; the incurrence of additional debt, which may be subject to certain restrictive covenants; restrictions on our use of government funding and permitting delays or challenges to our existing permits. The cost and terms of such financing, if obtained, may significantly reduce the expected benefits from development of the Project and/or render such development uneconomic, including by imposing restrictive covenants; limiting our ability to control certain property or development decisions as a result of our entry into joint ventures or other similar arrangements; the loss of certain economic benefits of our property as a result of our entry into royalty or similar agreements; or dilution to existing shareholders resulting from additional equity financing.

In addition to our application for debt financing from EXIM (See “— The issuance of a final financing commitment from EXIM is subject to EXIM’s underwriting criteria, authorization process, finalization and satisfaction of terms and conditions, and the amount and timing of such funding, if any, is uncertain and subject to conditions outside the Company’s control”), we are in advanced stages of discussions with potential partners who are able to guarantee the Company’s obligations to surety providers in connection with acquiring either a gold NSR royalty or a gold stream. If successful, we expect the guarantee and indemnification is anticipated to be sufficient to satisfy the aggregate obligations of the Company to provide construction phase financial assurance to USFS, USACE, IDL and IDWR as required by regulatory authorizations from these agencies, including the USFS Record of Decision for the Project and IDL’s approval of the reclamation plan and permanent closure plan for the Project. However, the corresponding royalty or stream would reduce the revenues realized by the Company from mining operations at the Project, if constructed. The closing of the transaction is subject to successful negotiation of terms and satisfaction of customary closing conditions, including the completion of due diligence. There can be no assurance that we will realize the expected benefits of the transaction, including our ability to satisfy our financial assurance requirements under applicable federal and state law at expected rates and on anticipated timelines, if at all. See “Recent Developments” above for more information on the financial assurance and royalty financing.

Furthermore, the Company is in discussions with certain other government agencies regarding the possibility of securing additional debt facilities to fund any cost overruns that may be incurred in connection with the development and construction of the Project; however, there is no assurance that such discussions will result in any financing commitments. Additionally, any potential financing commitments and any release of funding under such commitments will likely be conditioned upon the successful completion of due diligence and underwriting processes and the satisfaction of certain conditions and covenants by the Company.

Our failure to obtain sufficient financing could result in the delay or indefinite postponement of exploration, permitting, development, construction, or production at the Project. There can be no assurance that additional capital or other types of financing will be available when needed or that, if available, the terms of such financing will be favorable. Our failure to obtain financing could have a material adverse effect on our growth strategy and results of operations and financial condition.

The issuance of a final financing commitment from EXIM is subject to EXIM’s underwriting criteria, authorization process, finalization and satisfaction of terms and conditions, and the amount and timing of such funding, if any, is uncertain and subject to conditions outside the Company’s control.

On April 8, 2024, the Company announced that it received a non-binding and conditional Letter of Interest from EXIM for potential debt financing of up to $1.8 billion through EXIM’s MMIA initiative and the CTEP. On May 23, 2025, the Company announced that it had submitted its formal application to EXIM for the potential debt financing of up to $2.0 billion. A funding commitment, if any, is conditional upon successfully completing the due diligence and underwriting process, which may not be completed on the expected timeline, or at all. If the Company’s application is approved, there can be no assurance that the EXIM financing will be for the full amount indicated in the LOI or the increased amount requested in the application, or that the approved EXIM financing will be sufficient for the Company to commence construction of the Project. Further, release of funding under any such commitment would be subject to the satisfaction of certain conditions and covenants by the Company. There can be no assurance that the Company will be able to successfully satisfy any or all of such conditions on the expected timeline, or at all, and the amount and timing of such funding, if any, is uncertain and subject to conditions outside the Company’s control.

The application review process is controlled by EXIM and is subject to the procedures, priorities and staffing of the agency. As a result, the Company’s application may not be reviewed or processed on the Company’s preferred or expected timeline, and funds may not be available when needed to commence construction. Furthermore, EXIM funding is subject to the priorities of the federal government, which may result in changes to the amount, timing or conditions of funding. Even if approved, the terms of any EXIM funding may not be on acceptable terms or may be subject to conditions that the Company is unable to satisfy. If the Company is unable to secure EXIM financing, it may be unsuccessful in obtaining other project financing when needed or to commence construction on the Project.

We require various permits to commence construction and operation of the Project and any future operations, and delays or a failure to obtain such permits, or a failure to comply with the terms of any such permits that we have obtained, could have a material adverse impact on us.

As of June 2025, we have received all federal permits needed to advance the Project towards a construction decision and have two principal state permitting programs and one state permit modification outstanding. In addition, our current and anticipated future operations, including further exploration and development activities and commencement of construction and operations on the Project, require additional permits from various United States state and local governmental authorities that have not yet been obtained. There can be no assurance that such permits will be obtainable on reasonable terms, or at all. Furthermore, permitting requirements can be costly to comply with and involve extended timelines. Permitting delays, failure to obtain such permits, or a failure to comply with the terms of any United States federal, state or local permits that we have obtained or successful legal challenges to the issuance of permits we have obtained, could have a material adverse impact on us.

Although the Project was included as a Transparency Project on the Permitting Dashboard, (as defined in the preliminary prospectus supplement”), such inclusion may be reconsidered based on updated information and does not imply endorsement of or support for the project by the federal government, or create a presumption that the Project will be approved or favorably reviewed by any agency, or receive federal funding.

The duration and success of efforts to obtain and renew permits are contingent upon many variables not within our control. Shortage of qualified and experienced personnel in the various levels of government could result in delays or inefficiencies. Backlog within the permitting agencies could affect the permitting timeline of the various projects. Other factors that could affect the permitting timeline include (i) the number of other large-scale projects currently in a more advanced stage of development which could slow down the review process, (ii) significant public response regarding the Project or any future projects the Company undertakes, and (iii) the initiation and disposition of legal proceedings challenging the Project or any permits required for it. Additionally, to the extent that we are granted necessary permits, we will may be subject to a number of Project requirements or conditions, including, but not limited, to the installation or undertaking of programs to protect air and water quality and to safeguard protected species and their habitat, sites, or otherwise limit the impacts of our operations. Various permits will require the Company to provide bonding or other financial assurance to federal and state agencies to assure the Company complies with Project requirements, including requirements relating to reclamation of disturbances or impacts to the environment caused by the Project. Previously obtained permits may be suspended or revoked for a variety of reasons. While we strive to obtain and comply with all necessary permits and approvals, any failure to do so may have negative impacts upon our business or financial condition, such as increased delays, curtailment of our operations, increased costs, implementation of mitigation or remediation requirements, the potential for litigation or regulatory action, and damage to our reputation.

We have no history of commercially producing precious metals from our mineral properties and there can be no assurance that we will successfully establish mining operations or profitably produce precious metals.

The Project is not in production or currently under construction, and we have no ongoing mining operations or revenue from mining operations. Mineral exploration and development has a high degree of risk and few properties that are explored are ultimately developed into producing mines. The future development of the Project will require obtaining remaining state and local permits and financing and the construction and operation of mines, processing plants and related infrastructure, as well as ongoing compliance with and maintenance of federal, local and state permits. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises, including, among others:

•	The need to obtain and maintain environmental and other governmental approvals and permits, the timing and conditions of those approvals and permits, and challenges to the issuance of such approvals and permits;

•	The potential that future exploration and development of mineral claims on or near the Project site may be impacted by litigation and/or consent decrees entered into by previous owners of mineral rights;

•	The availability and cost of funds necessary to finance construction and development activities;

•	The timing and cost, which can be considerable, of the construction of mining and processing facilities, as well as other related infrastructure;

•	Potential opposition from Native American tribes, non-governmental organizations, environmental groups or local groups, which may delay or prevent permitting, development and construction activities;

•	Potential increases in construction and operating costs due to changes in the cost of labor, fuel, power, materials and supplies, services, and foreign exchange rates;

•	The availability and cost of skilled labor and mining equipment; and

•	The availability and cost of appropriate smelting and/or refining arrangements

The costs, timing and complexities of mine construction and development are increased by the remote location of the Project, with additional challenges related thereto, including access, water and power supply, and other support infrastructure. The lack of availability of such infrastructure on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay development of the Project. Cost estimates have in the past and may in the future increase significantly as more detailed engineering work and studies are completed. We do not have an operating history upon which we can base estimates of future operating costs; thus, actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and there are no assurances that any future development activities will result in profitable mining operations. New mining operations commonly experience unexpected costs, problems and delays during development, construction, and mine start-up. In addition, delays in the commencement of mineral production often occur. Furthermore, a significant drop in commodity prices over a sustained period of time could render the Project not economically viable or limit our ability to maintain operations. Accordingly, there are no assurances that our activities will result in profitable mining operations, that we will successfully establish mining operations, or that we will profitably produce precious metals at the Project.

In addition, there is no assurance that our mineral exploration activities will result in any discoveries of new ore bodies. If further mineralization is discovered, there is also no assurance that the commercial production of the mineralized material would be economical. Discovery of mineral deposits is dependent upon a number of factors and significantly influenced by the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit is also dependent upon a number of factors which are beyond our control, including the attributes of the deposit, commodity prices, government policies and regulation, and environmental protection requirements.

Our operations, including permitting, currently are and in the future may be subject to legal challenges, which could result in adverse impacts to our business and financial condition.

Our mining, exploration, and development operations, and the permits required for such activities, may be subject to legal challenges at the international, federal, state, and local level by various parties. Such legal challenges may allege non-compliance with laws and regulations or may seek to invalidate permits or regulatory actions regarding the Project or future projects undertaken by the Company. For example, on February 18, 2025, following the USFS’ publication of the Record of Decision and FEIS authorizing the mine plan for the Project, claims were filed in the U.S. District Court for the District of Idaho against the USFS and other federal agencies by a number of claimants, alleging violations of NEPA and other federal laws in the regulatory process and seeking to vacate key governmental permits and Project approvals and enjoin any further implementation of the Project. The court has granted PRII’s motion to intervene in this lawsuit. Other legal challenges in federal or state judicial or legal proceedings may be instituted. While the Company believes the federal and state regulatory process was conducted thoroughly and completely by the relevant regulatory agencies, there can be no assurance that the Record of Decision, FEIS, and other Project approvals will be upheld upon administrative or judicial review.

Legal challenges to governmental permits and Project approvals such as those described above and in the information incorporated by reference into this prospectus supplement may result in adverse impacts to our planned operations such as increased defense costs (to the extent we are a party to such challenges), the performance of additional mitigation and remedial activities, or significant delays to our Project. We may also be subject to more localized opposition, including efforts by environmental groups, which could attract negative publicity or have an adverse impact on our reputation.

Additionally, our Project is located in a mining district with significant impacts from legacy mining operations prior to our acquisition of and legal interests in certain properties. Pursuant to CERCLA and other statutes, we may be subject to liability and remediation responsibilities with respect to these sites under applicable law, consent decrees or similar agreements. The Company is currently party to an Administrative Settlement and Order on Consent issued under CERCLA requiring the Company to undertake response actions with respect to impacts from legacy mining operations, and also is subject to certain restrictions on the use of the Project mine site under certain consent decrees previously entered into by third parties and governmental authorities.

A shortage of supplies and equipment, or the inability to obtain such supplies and equipment when needed and at expected prices, could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our current and future activities. The shortage of such supplies, equipment and parts, or the inability to obtain such supplies and equipment when needed, whether as a result of inflated costs, supply chain disruptions, trade tensions or restrictions or other reasons, could have a material adverse effect on our ability to carry out our activities and therefore have a material adverse effect on the cost of doing business.

General economic conditions may adversely affect the mining industry as a whole, as well as our growth, future profitability and ability to obtain sufficient financing.

Some key impacts which can contribute to financial market turmoil potentially impacting the mining industry include contraction in credit markets resulting in a widening of credit risk, imposition of trade tariffs among various countries, devaluations, high volatility in global equity, commodity, foreign exchange and precious metal markets and a lack of market liquidity. The prices of gold and gold mining company equities have experienced significant volatility over the past few years.

A decrease in the price of gold or tightening of credit in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect our ability to finance development and construction of the Project. Specifically:

•	global economic conditions could make other investment sectors more attractive, thereby affecting the cost and availability of financing to us and our ability to achieve our business plan;

•	the imposition of protectionist or retaliatory trade tariffs by countries may impact our ability to import materials needed to construct our projects or conduct our operations, or to export our products, at prices that are economically feasible for our operations, or at all;

•	the volatility of metal prices would impact the economic viability of the Project and any future revenues, profits, losses and cash flow;

•	negative economic pressures could adversely impact demand for future production from the Project;

•	construction related costs could increase and adversely affect the economics of the Project;

•	volatile energy, commodity and consumables prices and currency exchange rates would impact our future production costs; and

•	the devaluation and volatility of global stock markets would impact the valuation of our equity and other securities.

Proposed changes in U.S. tax law may have adverse tax consequences to certain non-U.S. holders of our common shares.

On May 22, 2025, the United States House of Representatives passed a bill that, if enacted into law, may affect the U.S. federal income tax considerations applicable to certain non-U.S. holders of our common shares. In particular, the bill proposes to increase the current U.S. tax rates on certain non-U.S. investors if their home jurisdictions impose discriminatory or extraterritorial taxes on U.S. companies, that could, if enacted into law in its current form, increase the withholding taxes applicable to dividends on our common shares paid to certain non-U.S. holders. The likelihood of the bill or other similar legislation being enacted is uncertain, and the provisions of the bill or other similar legislation may change prior to enactment. Prospective investors should consult their legal advisors regarding the likelihood of the bill becoming law and the potential effects of the bill to them of investing in our securities.

Changes in U.S. administrative policy, including the imposition of or increases in tariffs on steel and/or other raw materials, changes to existing trade agreements and any resulting changes in international trade relations, may have an adverse effect on us.

Recently, the U.S. government announced plans to implement or increase tariffs. For example, on March 12, 2025, the U.S. government imposed a 25% tariff on steel imports, which was subsequently raised to 50% effective June 5, 2025, and on April 2, 2025, the U.S. government announced a 10% tariff on product imports from almost all foreign countries and individualized higher tariffs on certain other countries. Several tariff announcements have been followed by announcements of limited exemptions and temporary pauses. The ultimate impact of these tariffs is unknown at this time; however, these actions have caused uncertainty and volatility in financial markets that may broadly impact the terms or availability of credit or other financing. Similarly, declines in consumer confidence and/or consumer spending, changes in unemployment, significant inflationary or deflationary changes or disruptive regulatory or geopolitical events could contribute to increased volatility and diminished expectations for the economy and our markets and lead to demand or cost pressures that could negatively and adversely impact our business. Additionally, ongoing changes in U.S. and foreign government trade policies, including potential modifications to existing trade agreements and further restrictions on free trade, could introduce additional uncertainty. Any escalation of trade tensions, additional tariffs, retaliatory measures by foreign governments or shifts in U.S. or international trade policies could increase the cost and availability of the raw materials and equipment necessary for the exploration, development, and potential construction of the Project.

We are, and in the future, we may be, subject to legal proceedings.

Due to the nature of our business and our status as a publicly traded company, we may be subject to numerous regulatory investigations, claims, lawsuits and other proceedings, including proceedings related to claims brought pursuant to federal securities laws, in the ordinary course of our business. For example, in February 2025, a putative federal class action lawsuit was filed in the United States District Court for the District of Idaho against the Company and certain of its current officers and directors, on behalf of a proposed class of purchasers of the Company’s common shares during the period from April 17, 2024 to February 13, 2025. The Company believes that the claim is without merit and intends to vigorously defend itself. However, the results of these or other legal proceedings that may arise cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges and juries and the possibility that decisions may be reversed on appeal. There can be no assurances that these matters will not have a material adverse effect on our business.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

99.1	Press Release of the Company, dated June 11, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement

Statements contained in this Current Report that are not historical facts are “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-looking Information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information.

Investors should be aware that the EXIM Letter of Interest (“LOI”) is non-binding and conditional, and does not represent a financing commitment. A funding commitment, if any, is conditional upon successfully completing the due diligence and underwriting process, which may not be completed on the expected timeline, or at all. If the Company’s application is approved, there can be no assurance that the EXIM financing will be for the full amount indicated in the LOI or the increased amount requested in the application, or that the approved EXIM financing will be sufficient for the Company to commence construction of the Project. Further, release of funding under any such commitment would be subject to the satisfaction of certain conditions and covenants by the Company.

Investors should be aware that the Company has not entered into any definitive agreement with respect to a royalty, streaming or guarantee and may not be able to enter into such agreement on the anticipated terms and timeline, or at all. In addition, the outcomes from such agreement, when entered into, may not be sufficient to satisfy the aggregate obligations of the Company to provide construction phase financial assurance under applicable federal and state law prior to commencing construction. Securing the financial assurance does not guarantee the Company will receive the USFS notice to proceed under the approved plan of operation and consummating the royalty financing may not satisfy the financial assurance conditions of various federal and state permits required to commence construction. Further, a buy back of a portion of the royalty would be subject to the satisfaction of certain conditions and covenants by the Company under the royalty and financing arrangement.

Investors should be aware that state regulators are not bound by permitting schedules and anticipated timelines may be delayed materially or not be satisfied.

Statements contained in this Current Report that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, disclosure regarding the conduct of the Offering and Private Placement; the granting of the Underwriters’ over-allotment option; the anticipated use of proceeds from the Offering and Private Placement; the occurrence of the expected benefits from the anticipated use of proceeds from the Offering, Private Placement, EXIM financing and royalty financing disclosure regarding the review process, anticipated timing and potential outcome of the Company’s EXIM financing application; the amount of potential debt financing available to the Company; the eligibility of the Project for funding under the MMIA and CTEP initiatives; the timing and potential outcome of any other discussions with governmental agencies; the status and anticipated terms and timing of the royalty, streaming and financial assurance negotiations; the estimate of the initial financial assurance obligations; the anticipated timing of the issuance of certain state permits or a USFS notice to proceed; our ability to fully fund the construction of the Project and related financial assurance obligations; our ability to successfully implement and fund the Project; and the occurrence of the expected benefits from the Project, including providing a domestic source of antimony, national defense benefits, creation of jobs and environmental benefits. In certain cases, Forward-Looking Information can be identified by the use of words and phrases or variations of such words and phrases or statements such as "anticipate", "expect", "plan", "likely", "believe", "intend", "forecast", "project", "estimate", "potential", "could", "may", "will", "would" or "should". In preparing the Forward-Looking Information in this Current Release, Perpetua Resources has applied several material assumptions, including, but not limited to, assumptions that the EXIM application will be reviewed and approved within the expected timeframe at the amount equal to or higher than the amount indicated in the LOI; that the Company will be able to satisfy the conditions to obtain a funding commitment from EXIM and to receive committed funds when needed; the ongoing royalty financing negotiations will proceed in a timely manner and result in a binding agreement on the terms anticipated; that the Company will be able to satisfy financial assurance requirements applicable under applicable federal and state law; that the Company’s proposed financing package will be sufficient to finance permitting, pre-construction and construction of the Project or that the company will be able to secure alternate financing if necessary; that the current exploration, development, environmental and other objectives concerning the Project can be achieved and that its other corporate activities will proceed as expected; that general business and economic conditions will not change in a materially adverse manner and that permitting and operations costs will not materially increase; and that we will be able to discharge our liabilities as they become due and continue as a going concern. Forward-Looking Information are based on certain material assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Perpetua Resources to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. Such risks and other factors include, among other things, risks related to delays in the EXIM application review process; any approved amount of EXIM financing may not be sufficient to commence construction of the Project; the terms of the guarantee agreement and related surety agreements may not be sufficient to satisfy financial assurance requirements applicable under applicable federal and state law; risks related to unforeseen delays in the review and permitting process, including as a result of legal challenges to the ROD or other permits; risks related to opposition to the Project; risks related to increased or unexpected costs in operations or the permitting process; risks that necessary financing will be unavailable when needed on acceptable terms, or at all, as well as those factors discussed in Perpetua Resources’ public filings with the SEC and its Canadian disclosure record. Although Perpetua Resources has attempted to identify important factors that could affect Perpetua Resources and may cause actual actions, events or results to differ materially from those described in Forward-Looking Information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that Forward-Looking Information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on Forward-Looking Information. For further information on these and other risks and uncertainties that may affect the Company’s business and liquidity, see the "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company’s filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedar.com. Except as required by law, Perpetua Resources does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this Current Report to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: June 11, 2025	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer